Exhibit 23.8

Consent of Independent Registered Public Accounting Firm

Steel Partners Holdings L.P.

New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated December 15, 2016, relating to the financial statements of Electromagnetic Enterprise as of and for the year ended December 31, 2015, appearing in Form 8-K/A filed by Handy & Harman Ltd. on December 15, 2016.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

New York, New York

July 19, 2017